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                                                                  EXHIBIT 10.4.7

                              CONSULTING AGREEMENT


                  THIS AGREEMENT is made and entered into as of the 23rd day of September, 1998, by and between Paisano Publications, Inc., a California corporation (the "Company") and Joseph Teresi ("Consultant").

                                   WITNESSETH:

                  WHEREAS, the Company is acquiring from Consultant, simultaneously with the execution of this Agreement, all of the outstanding common stock of the Company and related entities (the "Paisano Companies"), pursuant to a stock contribution and sale agreement, dated June 30, 1998, among Easyriders, Inc., Newriders, Inc., Easyriders Sub II, Inc., Consultant and the Paisano Companies (the "Contribution Agreement");

                  WHEREAS, Consultant has substantial knowledge and information regarding, and experience with, the businesses engaged in by the Paisano Companies (the "Business");

                  WHEREAS, the parties recognize that during a limited transition period, a higher level of personal service may be required of Consultant than that which is contemplated in his employment agreement with the Company;

                  WHEREAS, Consultant desires to render certain transitional consulting and business services to the Company and its affiliates commencing on the Closing Date (as defined in the Contribution Agreement) and the Company and its affiliates desire to receive such services from Consultant; and

                  WHEREAS, the parties hereto desire to set forth in writing their agreement and understanding regarding such services.

                  NOW THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Consulting Services. Consultant shall provide transitional consulting and business services to the Company and its affiliates and render such advice, training and assistance respecting the management and operation of the Business as the Company and its affiliates shall from time to time request. The place where such services are rendered shall be consistent with Consultant's desire to remain a resident of the state of Florida.

                  2. Term. This Agreement shall terminate without any further liability or obligation hereunder on the date the Company's board of directors notifies Consultant of its intent to terminate this Agreement.


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                  3.   Consideration. In consideration of the consulting
services to be provided by Consultant and to the extent this Agreement has not been earlier terminated, the Company shall pay to Consultant the following:

         a.       $5,000 on October 23, 1998;

         b.       $5,000 on November 23, 1998;

         c.       $5,000 on December 23, 1998;

         d.       $7,500 on January 23, 1999;

         e.       $10,000 on February 23, 1999;

         f.       $12,500 on March 23, 1999;

         g.       $15,000 on April 23, 1999;

         h.       $17,500 on May 23, 1999;

         i.       $20,000 on June 23, 1999;

         j.       $22,500 on July 23, 1999;

         k. $25,000 on the 23rd day of each month that this Agreement is in effect from and after August 23, 1999;

                  4. Enforceability; Severability. If any provision of this Agreement is adjudicated to be invalid or unenforceable, then such provision shall be deemed modified so as to be enforceable or, if required, deleted herefrom, as the case may be, to render the remainder of this Agreement valid and enforceable. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  5. Notices. All notices, demands, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given and shall be effective upon receipt if delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested, or by prepaid overnight express service. Notices shall be sent to the parties at the following addresses (or at such other address for

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a party as is specified by like notice; provided that such notice shall be effective only upon receipt thereof):

         If to the Company:

                  Paisano Publications, Inc.
                  c/o Easyriders, Inc.
                  1040 East Herndon Avenue
                  Suite 102
                  Fresno, California 93720

         If to Consultant:

                  Joseph Teresi

                  at his then current address included in the personnel records of the Company.

                  6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and Consultant and their respective heirs, legal representatives, successors and permitted assigns. Consultant may not assign or transfer any of his rights or obligations under this Agreement without the prior written consent of the Company. The Company may assign this Agreement, in whole or in part.

                  7. Entire Agreement. This Agreement contains the entire understanding between the Company and Consultant with respect to the subject matter hereof and supersedes all prior negotiations and understandings between the Company and Consultant with respect hereto. This Agreement may not be amended or modified except by a written instrument signed by both the Company and Consultant.

                  8. Waiver. No provision of this Agreement shall be deemed waived by course of conduct, unless such waiver is made in a writing signed by both parties hereto stating that it is intended specifically to modify this Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Agreement, whether of a similar or dissimilar nature.

                  9. Applicable Law; Submission to Jurisdiction. This Agreement and the rights, obligations and relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof. The parties hereto (a) submit for themselves, and any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect hereof, to the exclusive jurisdiction of the courts of the State of California, the courts of the United States of America for the Southern District of California, and appellate courts from any of the foregoing, (b) consent that any action or proceeding shall be brought in such

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 courts, and waive any objection that each may now or hereafter have to the venue of any such action or proceeding in any such court, (c) agree that service of process of any such action or proceeding may be effected by certified mail (or any substantially similar form of mail), postage prepaid, to the appropriate party at its or his address as provided herein, and service made shall be deemed to be completed upon the earlier of actual receipt or five (5) days after the same shall have been posted as aforesaid, and (d) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

                  10. Headings. The headings of sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  11. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        PAISANO PUBLICATIONS, INC.



                                        By:   /s/ Robert Davis
                                            ------------------------------------
                                              Name:    Robert Davis
                                              Title:   Vice President and CFO


                                        /s/ Joseph Teresi
                                        ----------------------------------------
                                        Joseph Teresi


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